                                                                    Exhibit 99.2

                          CONSOLIDATED BALANCE SHEETS
                  BB&T Financial Corporation and Subsidiaries

                                                                                                  December 31,
- - --------------------------------------------------------------------------------------------------------------------
($ in thousands, except per share)                                                              1993       1992
- - ------------------------------------------------------------------------------------------  ------------ -----------
ASSETS
Cash and due from banks, noninterest-bearing                                                 $  355,818    332,322
Interest-bearing bank balances                                                                   79,663     27,705
Federal funds sold                                                                               35,050     39,725
Securities-available for sale (market value of $737,611 in 1993, and $464,482 in 1992)          726,658    456,113
Securities-held to maturity (market value of $1,722,284 in 1993, and $1,583,899 in 1992)      1,701,317  1,557,254
Loans                                                                                         6,688,332  5,325,106
Less allowance for loan losses                                                                   93,315     77,889
- - --------------------------------------------------------------------------------------------------------------------
     Net loans                                                                                6,595,017  5,247,217
Bank premises and equipment                                                                     147,666    103,854
Accrued interest receivable                                                                      63,607     58,505
Other assets                                                                                    162,602    108,965
- - --------------------------------------------------------------------------------------------------------------------
     Total assets                                                                            $9,867,398  7,931,660
                                                                                            ========================
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                                                                        $  861,786    763,743
  Interest-bearing                                                                            6,704,154  5,641,518
- - --------------------------------------------------------------------------------------------------------------------
     Total deposits                                                                           7,565,940  6,405,261
Short-term borrowed funds                                                                     1,046,789    642,811
Long-term debt                                                                                  350,736    127,442
Other liabilities                                                                               106,949    102,116
- - --------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                                        9,070,414  7,277,630
- - --------------------------------------------------------------------------------------------------------------------
Shareholders' equity:
Preferred stock $2.50 par value, 4,000,000 shares authorized; none issued                          --         --
Common stock $2.50 par value, 50,000,000 shares authorized; shares issued
  of 36,398,619 in 1993, and 32,684,930 in 1992                                                  90,997     81,713
Paid-in capital                                                                                 286,774    217,223
Retained earnings                                                                               425,667    358,032
Less loan to employee stock ownership plan                                                        4,419      2,938
Less unvested restricted stock                                                                    2,035       --
- - --------------------------------------------------------------------------------------------------------------------
     Total shareholders' equity                                                                 796,984    654,030
- - --------------------------------------------------------------------------------------------------------------------
     Total liabilities and shareholders' equity                                              $9,867,398  7,931,660
                                                                                            ========================

See accompanying notes to consolidated financial statements.

                       CONSOLIDATED STATEMENTS OF INCOME
                  BB&T Financial Corporation and Subsidiaries

- - ------------------------------------------------------------------------------------------------
                                                                 Year Ended December 31,
($ in thousands, except per share)                             1993             1992        1991
- - ------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest on loans                                       $   479,212          454,061     467,671
Interest and dividends on securities:
  Taxable                                                   114,404          122,256     118,681
  Tax exempt                                                  9,867           13,273      18,207
Interest on short-term investments                            1,668            2,026       6,939
- - ------------------------------------------------------------------------------------------------
      Total interest income                                 605,151          591,616     611,498
- - ------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                        212,668          249,876     323,126
Interest on short-term borrowed funds                        24,733           16,996      18,023
Interest on long-term debt                                   10,961            8,711       9,116
- - ------------------------------------------------------------------------------------------------
     Total interest expense                                 248,362          275,583     350,265
- - ------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                         356,789          316,033     261,233
Provision for loan losses                                    19,048           32,975      42,317
- - ------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES                                               337,741          283,058     218,916
- - ------------------------------------------------------------------------------------------------
NONINTEREST INCOME
Service charges on deposit accounts                          40,764           33,606      30,413
Other service charges, commissions and fees                  17,847           15,058      12,601
Mortgage banking income                                      18,068           11,499      11,139
Gains on sales of securities                                  1,720            6,268      10,949
Trust income                                                 11,401            9,684       8,425
Insurance commissions                                        10,647            6,653       6,163
Other operating income                                       19,080           12,781      11,198
- - ------------------------------------------------------------------------------------------------
  Total noninterest income                                  119,527           95,549      90,888
- - ------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and wages                                          119,920          101,775      87,682
Other personnel expense                                      27,724           22,039      18,820
Net occupancy expense                                        22,771           19,607      17,764
Furniture and equipment expense                              26,573           20,603      17,954
Deposit insurance premiums                                   15,327           13,456      11,584
Other operating expense                                      89,259           76,653      61,195
- - ------------------------------------------------------------------------------------------------
  Total noninterest expense                                 301,574          254,133     214,999
- - ------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                  155,694          124,474      94,805
Income taxes                                                 50,682           41,853      26,470
- - ------------------------------------------------------------------------------------------------
NET INCOME                                              $   105,012           82,621      68,335
                                                        =========================================
NET INCOME PER SHARE
Primary                                                 $      2.95             2.53        2.30
Fully diluted                                                  2.91             2.43        2.21
=================================================================================================
AVERAGE NUMBER OF SHARES AND EQUIVALENT SHARES

Primary                                                  35,619,953       32,704,634  29,760,298
Fully diluted                                            36,188,410       34,741,310  31,755,821
                                                        =========================================

See accompanying notes to consolidated financial statements.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  BB&T Financial Corporation and Subsidiaries

- - ------------------------------------------------------------------------------------------------------------------------
                                                                                         Loan to
                                                                                         Employee
                                                     Common                               Stock     Unvested     Total
                                                     Shares    Common   Paid-In Retained Ownership Restricted  Shareholders'
($ in thousands, except per share)                Outstanding   Stock   Capital Earnings   Plan      Stock       Equity
- - ---------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1990 AS
  ORIGINALLY REPORTED                              21,328,169  $53,320  102,496  217,690   ---        ---         $373,506
Equity at December 31, 1990 of pooled companies
  acquired in 1993 and 1994                         6,309,441   15,775   29,213   38,891   ---        ---           83,879
- - ---------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1990,
  RESTATED                                         27,637,610   69,095  131,709  256,581   ---        ---          457,385
Net income, 1991                                      ---        ---      ---     68,335   ---        ---           68,335
Cash dividends paid ($.85 per share)                  ---        ---      ---    (20,021)  ---        ---          (20,021)
Common stock issued by pooled companies prior to
  merger                                               36,153       90      231    ---     ---        ---              321
Cash dividends paid by pooled companies prior to
  merger                                              ---        ---      ---     (2,847)  ---        ---           (2,847)
Redemption of common stock by pooled company
  prior to merger                                     (46,293)    (116)    (440)   ---     ---        ---             (556)
Common stock issued:
  Dividend reinvestment plan                          238,885      597    4,114    ---     ---        ---            4,711
  Employee benefit and stock option plans             326,586      817    5,292    ---     ---        ---            6,109
  Acquisitions                                        813,275    2,033   10,352    ---     ---        ---           12,385
  Offerings                                         2,528,441    6,321   43,896    ---     ---        ---           50,217
  Employee stock ownership plan                       150,613      377    2,664    ---     ---        ---            3,041
  Conversion of debentures                              1,689        4       27    ---     ---        ---               31
Loan to employee stock ownership plan                 ---        ---      ---         22  (2,841)                   (2,819)
Redemption of common stock                            (40,000)    (100)    (730)   ---     ---        ---             (830)
- - ---------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1991                         31,646,959   79,118  197,115  302,070  (2,841)     ---          575,462
Net income, 1992                                      ---        ---      ---     82,621   ---        ---           82,621
Cash dividends paid ($.91 per share)                  ---        ---      ---    (23,595)  ---        ---          (23,595)
Common stock issued by pooled companies prior to
  merger                                               73,714      184      548    ---     ---        ---              732
Cash dividends paid by pooled companies prior to
  merger                                              ---        ---      ---     (3,115)  ---        ---           (3,115)
Common stock issued:
  Dividend reinvestment plan                          250,866      627    6,206    ---     ---        ---            6,833
  Employee benefit and stock option plans             507,211    1,268   10,904    ---     ---        ---           12,172
  Acquisitions                                         34,297       86     (364)   ---     ---        ---             (278)
  Offerings                                           382,395      956    8,709    ---     ---        ---            9,665
  Conversion of debentures                             19,488       49      297    ---     ---        ---              346
Loan to employee stock ownership plan                 ---        ---      ---         51     (97)                      (46)
Redemption of common stock                           (230,000)    (575)  (6,192)   ---     ---        ---           (6,767)
- - ---------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1992                         32,684,930   81,713  217,223  358,032  (2,938)     ---          654,030
Net income, 1993                                      ---        ---      ---    105,012   ---        ---          105,012
Cash dividends paid ($1.02 per share)                 ---        ---      ---    (31,227)  ---        ---          (31,227)
Common stock issued by pooled companies prior to
  merger                                              125,706      314    1,314    ---     ---        ---            1,628
Cash dividends paid by pooled companies prior to
  merger                                              ---        ---      ---     (4,042)  ---        ---           (4,042)
Common stock issued:
  Dividend reinvestment plan                          263,090      658    7,631    ---     ---        ---            8,289
  Employee benefit and stock option plans             563,273    1,408   14,426    ---     ---        ---           15,834
  Acquisitions                                        829,344    2,073   20,707    ---     ---        ---           22,780
  Offerings                                           940,192    2,351   24,912    ---     ---        ---           27,263
  Conversion of debentures                          1,916,084    4,790   28,521    ---     ---        ---           33,311
Loan to employee stock ownership plan                 ---        ---      ---      ---    (1,481)                   (1,481)
Unvested restricted stock                             ---        ---      ---      ---     ---       (2,035)        (2,035)
Redemption of common stock                           (924,000)  (2,310) (27,960)   ---     ---        ---          (30,270)
Equity adjustment of merged company for the
  quarter ended December 31, 1993                                                 (2,108)                           (2,108)
- - ---------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1993                         36,398,619  $90,997  286,774  425,667  (4,419)    (2,035)      $796,984
===========================================================================================================================

See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  BB&T Financial Corporation and Subsidiaries

- - ----------------------------------------------------------------------------------------------------------------------
                                                                                      Year Ended December 31,
(thousands)                                                                     1993           1992           1991
- - ----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Interest received                                                           $   608,876        603,138        611,114
Noninterest income received                                                     112,557         88,381         75,265
Interest paid                                                                  (252,892)      (282,459)      (357,630)
Noninterest expense paid                                                       (276,894)      (235,210)      (197,317)
Income taxes paid                                                               (59,012)       (52,920)       (32,274)
- - ----------------------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities                                   132,635        120,930         99,158
- - ----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of securities--available for sale                           164,639             --             --
Proceeds from sales of securities--held to maturity                              10,717        667,169        693,077
Proceeds from maturities or calls of securities                                 901,480        734,629        490,020
Purchase of securities                                                       (1,296,653)    (1,516,699)    (1,461,001)
Net increase in loans                                                          (530,078)      (282,070)      (306,153)
Proceeds from sales of premises and equipment                                     3,140          1,663            477
Purchases of property and equipment                                             (62,078)       (32,815)       (16,221)
Proceeds from sales of foreclosed properties                                     26,072         26,872         13,943
Cash of companies acquired, net                                                  39,013          2,377         62,857
Purchase of officers' life insurance policies                                   (30,000)            --             --
Other                                                                           (13,180)         8,264         (1,937)
- - ----------------------------------------------------------------------------------------------------------------------
    Net cash used in investing activities                                      (786,928)      (390,610)      (524,938)
- - ----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in demand deposits, interest checking and savings accounts         260,046        430,613         77,892
Net increase (decrease) in certificates of deposit and other time deposits     (143,151)      (373,983)       125,418
Net increase in short-term borrowed funds                                       399,671        276,692        111,006
Increase in long-term debt                                                      223,934          7,365         11,420
Proceeds from issuance of common stock                                           48,407         26,200         61,137
Redemption of common stock                                                      (30,270)        (6,767)        (1,386)
Dividends paid                                                                  (35,270)       (26,711)       (22,867)
Cash flow of merged company for the quarter ended December 31, 1993               1,705             --             --
- - ----------------------------------------------------------------------------------------------------------------------
    Net cash provided by financing activities                                   725,072        333,409        362,620
- - ----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                             70,779         63,729        (63,160)
Cash and cash equivalents on January 1                                          399,752        336,023        399,183
- - ----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents on December 31                                    $   470,531        399,752        336,023
                                                                             =========================================
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED
  BY OPERATING ACTIVITIES
Net income                                                                  $   105,012         82,621         68,335
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Depreciation                                                                 16,430         12,123         10,333
    Provision for loan losses                                                    19,048         32,975         42,317
    Deferred income tax benefit                                                  (6,518)        (2,135)        (5,294)
    Net amortization and accretion                                                8,699          9,466          6,278
    Gain on sales of securities                                                  (1,820)        (6,409)       (10,946)
    Decrease in taxes payable                                                    (1,616)        (9,366)        (1,756)
    Increase in interest receivable                                               1,053          8,880          5,615
    Decrease in interest payable                                                 (4,551)        (7,215)        (7,826)
    Other                                                                        (3,102)           (10)        (7,898)
- - ----------------------------------------------------------------------------------------------------------------------
      Net cash provided by operating activities                             $   132,635        120,930         99,158
                                                                             =========================================
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Securitization of mortgage loans                                                     --          8,775         11,300
Common stock issued:                                                                 --             --             --
  Employee benefit plans                                                    $     2,263          2,260             --
  Conversion of debentures                                                       33,311            346             31
  Purchased company                                                              22,298             --         12,606
  Employee stock ownership plan                                                   2,314            664          3,041
Loan to employee stock ownership plan                                            (2,314)          (664)        (3,041)
Loans transferred to foreclosed properties                                       14,779         25,508         26,459
                                                                             =========================================

See accompanying notes to consolidated financial statements.

     PAGE

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  BB&T Financial Corporation and Subsidiaries
             At or for the years ended December 1993, 1992 and 1991
                       ($ in thousands, except per share)

NOTE 1.  ACCOUNTING POLICIES

     CONSOLIDATION: The accompanying consolidated financial statements include the accounts of BB&T Financial Corporation ("BB&T") and its wholly-owned subsidiaries, Branch Banking and Trust Company ("BB&T-N.C."); BB&T Financial Corporation of South Carolina and its wholly-owned subsidiary, Branch Banking and Trust Company of South Carolina ("BB&T-S.C."); L.S.B. Bancshares, Inc. of South Carolina ("L.S.B.") and its wholly-owned subsidiaries, The Lexington State Bank and The Community Bank of South Carolina; and four savings institutions. L.S.B. and its subsidiaries were acquired on June 30, 1994 and their results are included for all periods presented. All significant intercompany balances and transactions have been eliminated in consolidation.

     Prior years consolidated financial statements have been restated to include the accounts of companies acquired and accounted for as poolings-of-interests. Certain amounts for prior years have been reclassified to conform with statement presentations for 1993. These reclassifications had no impact on either the financial position or results of operations previously reported.

     STATEMENTS OF CASH FLOWS: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, interest-bearing and noninterest-bearing amounts due from banks, and federal funds sold.

     SECURITIES: Debt securities acquired with both the intent and ability to hold to maturity are classified as investment securities. Investment securities are carried at cost less amortization of premiums plus accretion of discounts. Securities, which may be used to meet liquidity needs arising from unanticipated deposit and loan fluctuations, changes in regulatory capital and investment requirements, or unforeseen changes in market conditions, including interest rates, market values or inflation rates, are classified as available for sale. Securities available for sale are carried at the lower of cost or market. The cost of securities sold is determined by the identified certificate method.

     LOANS HELD FOR SALE: Residential mortgage loans held for sale are carried at the lower of cost or market.

     BANK PREMISES AND EQUIPMENT: Bank premises, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using primarily the straight-line method. Buildings and equipment are depreciated over their estimated useful lives. Leasehold improvements are amortized over the shorter of the terms of the respective leases or the estimated useful lives of the improvements.

     FORECLOSED PROPERTY: Foreclosed property consists of real estate and other assets acquired through customers' loan defaults. Foreclosed property is carried at the lower of fair value, less the estimated cost to sell, or cost. Routine maintenance costs, declines in market value and net losses on disposal are included in other operating expense.

     PROVISION FOR LOAN LOSSES: The annual provision for loan losses charged against earnings is based on management's continuing review and evaluation of a number of factors, including overall portfolio quality and size, loan loss experience, potential losses on known problem loans, as well as prevailing and anticipated economic conditions. While management uses the best information available in establishing the allowance for losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations or if required by regulators.

     PAGE

     FINANCIAL INSTRUMENTS-OFF-BALANCE SHEET: BB&T enters into interest rate swap, floor and cap agreements to manage the overall interest rate risk exposure of identified assets and liabilities. Income or expense associated with interest rate swap, floor or cap agreements is recognized as a component of net interest income based upon anticipated settlement payments.

     INCOME TAXES: Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS 109") was effective for years beginning after December 15, 1992. BB&T adopted SFAS 109 as of January 1, 1993 with no impact on the financial statements. Under the asset and liability method of SFAS 109, deferred income taxes are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Prior to 1993, BB&T used the deferral method of accounting for income taxes.

     INCOME AND EXPENSE: BB&T and its subsidiaries utilize the accrual method of accounting. Fees and costs associated with originating loans are deferred and recognized as an adjustment of yield over the lives of the loans. Loans generally earn interest on the level yield method based on the daily outstanding balance. The accrual of interest is discontinued when, in the opinion of management, the collection of all or a portion of interest becomes doubtful.

     INCOME PER SHARE: Primary net income per common share is based upon the weighted average number of shares of common stock outstanding and common stock equivalents of dilutive stock options. Fully diluted net income per common share reflects the maximum dilutive effect of common stock issuable upon conversion of convertible debt and exercise of stock options.

     EXCESS OF COST OVER NET ASSETS ACQUIRED AND EXCESS OF NET ASSETS ACQUIRED OVER COST: The excess of cost over net assets acquired (goodwill) and the excess of net assets acquired over cost (negative goodwill) of purchased companies is amortized on the straight-line method over the estimated periods to be benefited, normally ten years.

     PAGE

NOTE 2.  MERGERS

     During the years ended December 31, 1993, 1992 and 1991, BB&T was a party to several business combinations.

     On February 24, 1993, BB&T completed the acquisition of First Fincorp, Inc. (Fincorp), and its wholly-owned subsidiary, First Financial Savings Bank, Inc. of Kinston, North Carolina. The merger was consummated through the issuance of 673,148 shares of BB&T common stock for all of the outstanding common stock of Fincorp for a total purchase price of $22,300, which was approximately the same as the fair value of the net assets acquired. The merger was accounted for as a purchase, and, accordingly, the results of Fincorp are included in the consolidated financial statements since the date of acquisition. At the date of acquisition, Fincorp had assets of approximately $322,000.

     On February 25, 1993, BB&T completed the acquisition of Security Financial Holding Company, (Security), and its wholly-owned subsidiary, Security Federal Savings Bank of Durham, North Carolina. The merger was consummated through the issuance of 1,408,178 shares of BB&T common stock for all of the outstanding common stock of Security. The merger was accounted for as a pooling-of-interests, and, accordingly, the consolidated financial statements include the results of Security for all periods presented. At the date of acquisition, Security had assets of approximately $316,000.

     On May 18, 1993, BB&T completed the acquisitions of Carolina Savings Bank (Carolina) of Wilmington, North Carolina and Edenton Savings and Loan Association (Edenton) of Edenton, North Carolina. The transactions involved simultaneous conversions from mutual to stock associations and acquisition by BB&T. BB&T sold 507,182 shares of its common stock to eligible members of the institutions, natural persons in the communities in which they operated and the public. The net proceeds of approximately $15,300 were used to purchase all of the stock of Carolina and Edenton. Negative goodwill of approximately $5,700 resulted from the transactions. The mergers were accounted for as purchases, and, accordingly, the results of Carolina and Edenton are included in the consolidated financial statements since the date of acquisitions. At the date of acquisition, Carolina and Edenton had assets of approximately $142,000 and $40,000, respectively.

     On October 25, 1993, BB&T completed the acquisition of Citizens Savings Bank, SSB, Inc., (Citizens of Newton) of Newton, North Carolina. The merger was consummated through the issuance of 1,168,311 shares of BB&T common stock for all of the outstanding common stock of Citizens of Newton. The merger was accounted for as a pooling-of-interests, and, accordingly, the consolidated financial statements include the results of Citizens of Newton for all periods presented. At the date of acquisition, Citizens of Newton had assets of approximately $263,000.

     On October 29, 1993, BB&T completed the acquisition of Mutual Savings Bank of Rockingham County, SSB (Mutual) of Reidsville, North Carolina. The transaction involved simultaneous conversion from a mutual to a stock association and acquisition by BB&T. BB&T sold 216,539 shares of its common stock to eligible members of the institution and natural persons in the community in which they operated. The net proceeds of approximately $6,200 were used to purchase all of the stock of Mutual. Negative goodwill of approximately $2,900 resulted from the transaction. The merger was accounted for as a purchase, and, accordingly, the results of Mutual are included in the consolidated financial statements since the date of acquisition. At the date of acquisition, Mutual had assets of approximately $87,000.

  On November 24, 1993, BB&T completed the acquisition of Old Stone Bank of North Carolina (Old Stone) of High Point, North Carolina. The merger

PAGE

was consummated for a cash payment of $58,250 for all of the outstanding common stock of Old Stone. Goodwill of approximately $27,700 resulted from the transaction. The merger was accounted for as a purchase, and, accordingly, the results of Old Stone are included in the consolidated financial statements since the date of acquisition. At the date of acquisition, Old Stone had assets of approximately $537,000.

     On December 23, 1993, BB&T completed the acquisition of Citizens Savings Bank, SSB (Citizens Savings) of Mooresville, North Carolina. The transaction involved a simultaneous conversion from a mutual to a stock association and acquisition by BB&T. BB&T sold 216,471 shares of its common stock to eligible members of the institution and natural persons in the community in which they operated. The net proceeds of approximately $5,800 were used to purchase all of the stock of Citizens Savings. Negative goodwill of approximately $1,900 resulted from the transaction. The merger was accounted for as a purchase, and, accordingly, the results of Citizens Savings are included in the consolidated financial statements since the date of acquisition. At the date of acquisition, Citizens Savings had assets of approximately $63,000.

     During 1992, BB&T acquired one savings institution through the issuance of 382,395 shares of its common stock. Assets of approximately $107,000 were acquired and the merger was accounted for as a purchase. Negative goodwill of approximately $6,600 resulted from the transaction. During 1991, BB&T acquired three savings institutions through the issuance of 3,343,800 shares of its common stock and cash payment of $13,800. Assets acquired in such acquisitions totalled approximately $798,000 and all were accounted for as purchases. Negative goodwill of approximately $33,400 resulted from these acquisitions. The results of the companies acquired in 1992 and 1991 are included in the consolidated financial statements since the respective dates of acquisition.

     During 1993, 1992 and 1991, BB&T acquired several small insurance agencies. BB&T issued 156,196 shares in 1993 to acquire four agencies, 34,297 shares in 1992 to acquire two agencies and 19,121 shares in 1991 to acquire one agency. All of the acquisitions were accounted for as poolings-of-interests. In the aggregate they were not material, and, accordingly, prior period financial statements have not been restated.

     On June 30, 1994, BB&T completed the acquisition of L.S.B. Bancshares, Inc., ("L.S.B.") of Lexington, South Carolina and its wholly-owned subsidiaries the Lexington State Bank and the Community Bank of South Carolina. The merger was consummated through the issuance of 3,936,341 shares of BB&T common stock for all of the common stock of L.S.B. The merger was accounted for as a pooling-of-interests, and, accordingly, the consolidated financial statements include the results of L.S.B. for all periods presented. At the date of acquisition, L.S.B. had assets of approximately $707,000.

     The following presents the contributions of BB&T, and the pooled entities Security, Citizens of Newton, and L.S.B. to the restated and reported results of BB&T and certain pro forma financial data pertaining to BB&T and the acquisition of the institution purchased in 1992 as if it had been acquired at the beginning of each of the years 1992 and 1991, and the acquisitions of the six savings institutions purchased in 1993 as if each had been acquired at the beginning of each of the years 1993 and 1992. The unaudited pro forma summary does not necessarily reflect the results of operations as they would have been if the acquisitions had been consummated at the beginning of the periods presented.

PAGE

                               Contributions of
                       -------------------------------
                                    Security and                        Fully
                                      Citizens               BB&T      Pro forma
1993                       BB&T       of Newton  L.S.B.   As Reported  Combined
- - --------------------------------------------------------------------------------
Total revenue           $670,660                 54,197      724,678    780,518
Net interest income      328,543                 28,246      356,789    379,766
Net income                98,236                  6,776      105,012    107,327
Net income per share:
  Primary                   3.10                                2.95       2.95
  Fully diluted             3.05                                2.91       2.92
1992
- - --------------------------------------------------------------------------------
Total revenue           $580,613       52,863    53,689      687,165    800,498
Net interest income      268,355       21,064    26,614      316,033    358,231
Net income                76,076          406     6,139       82,621     92,528
Net income per share:
  Primary                   2.89                                2.53       2.70
  Fully diluted             2.75                                2.43       2.60
1991
- - --------------------------------------------------------------------------------
Total revenue           $593,779       54,740    53,867      702,386    755,090
Net interest income      222,163       17,845    21,225      261,233    278,113
Net income                60,172        4,547     3,616       68,336     75,904
Net income per share:
  Primary                   2.57                                2.30       2.38
  Fully diluted             2.44                                2.21       2.29

     PAGE

NOTE 3.  PENDING ACQUISITIONS

     At December 31, 1993, BB&T had pending agreements to acquire Home Savings Bank of Albemarle, SSB, ("Home"), Albemarle, North Carolina with assets of approximately $157,000 and Asheville Savings Bank, SSB ("Asheville), Asheville, North Carolina with assets of approximately $321,000. Home and Asheville are both mutual savings banks, and their acquisitions require their conversions from mutual to stock corporations with simultaneous acquisition by BB&T. BB&T will sell shares of its $2.50 par value common stock in offerings in order to effect the acquisitions. The total estimated value of Home and Asheville and the market value of the stock to be offered by BB&T are both approximately $54,000. It is anticipated that the acquisitions of Home and Asheville will be accounted for using the purchase method of accounting.

     On June 20, 1994, BB&T announced the mutual agreements to terminate merger plans between BB&T and Home and Asheville.

NOTE 4.  SECURITIES

Investment securities at December 31, 1993 and 1992 were:

                                              Gross       Gross     Approximate
                                   Book     Unrealized  Unrealized    Market
1993 -- Held to Maturity          Value       Gains       Losses       Value
- - --------------------------------------------------------------------------------
U.S. Treasury                   $1,414,163       6,659       2,146    1,418,676
U.S. Government agencies
  and corporations                  89,301         926         137       90,090

State and municipal                148,374       9,423         487      157,310
Other securities                    49,479       6,961         232       56,208
- - --------------------------------------------------------------------------------
                                $1,701,317      23,969       3,002    1,722,284
                              ==================================================

1993 -- Available for Sale
- - --------------------------------------------------------------------------------
U.S. Treasury                   $  631,237       5,832         221      636,848
U.S. Government agencies
  and corporations                   5,582           5          --        5,587

Mortgage-backed securities
  of U.S. Government
  agencies                          88,267       5,361          24       93,604

Other securities                     1,572          --          --        1,572
- - --------------------------------------------------------------------------------
                                $  726,658      11,198         245      737,611
                              ==================================================

1992 -- Held to Maturity
- - --------------------------------------------------------------------------------
U.S. Treasury                   $1,155,633      13,264         646    1,168,251
U.S. Government agencies
 and corporations                  144,118       2,888         171      146,835

Mortgage-backed securities
 of U.S. Government
 agencies                           61,296       2,565         169       63,692

State and municipal                167,156       8,527         112      175,571
Other securities                    29,051         572          73       29,550
- - --------------------------------------------------------------------------------
                                $1,557,254      27,816       1,171    1,583,899
                              ==================================================

1992 -- Available for Sale
- - --------------------------------------------------------------------------------
U.S. Treasury                   $  456,113       8,441          72      464,482
- - --------------------------------------------------------------------------------
                                $  456,113       8,441          72      464,482
                              ==================================================

     At December 31, 1991, the book value of U.S. Treasury securities was $1,043,772; U.S. Government agencies and corporations was $138,733; state and municipal securities was $219,289; mortgage-backed securities of U.S. Government agencies was $415,812; and other securities was $41,352.

     The aggregate value of securities at December 31, 1993 by contractual maturity were:


                                                                    Approximate
                                                                      Market
                                                        Book Value     Value
- - --------------------------------------------------------------------------------
Due in one year or less                                 $  795,743      802,664
Due after one year through five years                    1,393,611    1,399,508
Due after five years through ten years                      75,156       81,444
Due after ten years                                         57,602       65,139
- - --------------------------------------------------------------------------------
Mortgage-backed securities                                 105,863      111,140
- - --------------------------------------------------------------------------------
                                                        $2,427,975    2,459,895
                                                      ==========================

     Securities with aggregate par values of $923,727 and $526,395 at December 31, 1993 and 1992, respectively, were pledged as collateral to secure public deposits and for other purposes.

     In 1993 gross gains of $1,411 and gross losses of $33 were realized on securities available for sale transactions, and gross gains of $337 were realized on investment securities by a pooled company prior to merger. Gross gains of $8,782 and gross losses of $2,388 were realized on securities transactions in 1992. Gross gains of $11,306 and gross losses of $360 were realized on securities transactions in 1991.

     BB&T will adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", as of January 1, 1994. It is anticipated that the implementation of the provisions of this statement will have no material impact on either the results of operations or financial condition of BB&T.

NOTE 5.  LOANS

     At December 31, 1993 and 1992, loans consisted of the following:

                                             1993       1992
- - ----------------------------------------------------------------
Commercial and industrial                 $1,055,394    967,401
Real estate -- construction                  436,781    379,271
Real estate -- mortgage                    4,473,883  3,436,586
Installment and other loans to
  individuals                                727,822    550,193
- - ----------------------------------------------------------------
                                           6,693,880  5,333,451
- - ----------------------------------------------------------------
Less:
  Deferred fees and costs                      3,363      3,816
  Unearned interest                            2,185      4,529
- - ----------------------------------------------------------------
                                          $6,688,332  5,325,106
                                        ========================

Include in the above:
  Nonaccrual loans                        $   32,447     29,791
  Restructured loans                           1,303        945
                                        ========================


     Loans classified as real estate--mortgage include loans secured by residential properties of $3,173,658 in 1993 and $2,197,582 in 1992, including $353,122 and $238,912 held for sale in 1993 and 1992, respectively. The market values of the loans held for sale were $353,122 and $239,284 at December 31, 1993 and 1992, respectively.

     Interest income that would have been recorded on nonaccrual and restructured loans for the years ended December 31, 1993, 1992 and 1991 had they performed in accordance with the original terms throughout each of the periods amounted to approximately $1,860, $2,305 and $5,834, respectively. Interest income on such loans included in the results of operations for each of the years amounted to approximately $731, $847 and $1,770, respectively.

     The Banks make loans to executive officers and directors of BB&T and the Banks and to their associates. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans was $87,165 and $70,718 at December 31, 1993 and 1992, respectively. During 1993, $39,578 of new loans were made and repayments totalled $23,131.


NOTE 6.  ALLOWANCE FOR LOAN LOSSES

     A summary of transactions affecting the allowance for loan losses follows:

                                                   1993     1992    1991
- - ---------------------------------------------------------------------------
Balance at beginning of year                     $ 77,889   67,586  47,723
Provision for loan losses                          19,048   32,975  42,317
Allowances of purchased companies                  10,560      825   6,313
- - ---------------------------------------------------------------------------
  Total                                           107,497  101,386  96,353
- - ---------------------------------------------------------------------------
Deduct:
  Loans charged-off                                20,187   27,668  31,280
  Less recoveries                                   6,005    4,171   2,513
- - ---------------------------------------------------------------------------
    Net loans charged-off                          14,182   23,497  28,767
- - ---------------------------------------------------------------------------
Balance at end of year                           $ 93,315   77,889  67,586
                                        ===================================

NOTE 7.  BANK PREMISES AND EQUIPMENT

     Following is a summary of bank premises and equipment at December 31, 1993 and 1992:

                                              1993     1992
- - ------------------------------------------------------------
Land                                      $ 21,107   15,883
Buildings                                   84,528   56,255
Leasehold improvements                      23,840   16,425
Equipment                                  120,436   93,865
- - ------------------------------------------------------------
    Total                                  249,911  182,428
Less accumulated depreciation and
 amortization                              102,245   78,574

- - ------------------------------------------------------------
Bank premises and equipment -- Net        $147,666  103,854
                                        ====================

     Depreciation and amortization expense for the years ended December 31, 1993, 1992 and 1991 totalled $16,430, $12,123 and $10,333, respectively.
Estimated useful lives of depreciable assets used for calculating depreciation and amortization are: buildings, 40 years; leasehold improvements, 10-40 years; and equipment, 3-10 years.

     PAGE

NOTE 8.  SHORT-TERM BORROWED FUNDS

     At December 31, 1993 and 1992, short-term borrowed funds consisted of the following:

                                                       1993     1992
- - ------------------------------------------------------------------------
Federal funds purchased and securities sold under
  agreements to repurchase                          $  910,174  530,706
Master Notes                                           133,115  110,605
Other                                                    3,500    1,500
- - ------------------------------------------------------------------------
                                                    $1,046,789  642,811
                                                   =====================

     Master notes are commercial paper issued by BB&T under a master agreement with a term not to exceed 270 days. Borrowings under the agreement generally mature on a daily basis.

     On December 31, 1993, BB&T had $55,000 of unused bank lines of credit. Annual commitment fees of approximately 3/16 of 1% of these lines are paid by BB&T to unaffiliated banks.

     The following table presents certain information for each major category of short-term borrowings:


                                             Federal Funds Purchased
                                                  and Securties
                                             Sold Under Agreements to
                                                     Repurchase
                                         ----------------------------
                                             1993      1992      1991
- - ------------------------------------------------------------------------
Amount outstanding December 31            $  910,174   530,706  235,097
Average outstanding balance                  681,212   353,295  163,696
Maximum amount outstanding at end
  of any month during the year             1,046,578   659,546  284,639

Approximate weighted average
  interest rate:
    During the year                              3.0%      3.2      5.8
    End of year                                  3.0       2.9      4.0


                                                    Master Notes
                                         ----------------------------
                                             1993      1992      1991
- - ------------------------------------------------------------------------
Amount outstanding December 31            $  133,115   110,605  129,567
Average outstanding balance                  150,079   155,877  163,040
Maximum amount outstanding at end
  of any month during the year               163,216   159,728  185,660

Approximate weighted average
  interest rate:
    During the year                              2.8%      3.3      5.4
    End of year                                  2.7       2.7      3.7

NOTE 9.  LONG-TERM DEBT

     At December 31, 1993 and 1992, long-term debt consisted of the following:


                                              1993      1992
- - ---------------------------------------------------------------
Floating rate subordinated notes due
  1997                                      $ 50,000    50,000

8 3/4% convertible subordinated
  debentures due 2005                           --      34,025

Advances from Federal Home Loan Bank of
  Atlanta                                     66,167    40,500

Medium-term bank notes                       231,868      --
Other                                          2,701     2,917
- - ---------------------------------------------------------------
                                            $350,736   127,442
                                          =====================

     On April 15, 1993, BB&T called for redemption all of its outstanding
8 3/4% convertible subordinated debentures due March 15, 2005. The redemption date was May 17, 1993 and the debentures were converted into 1,916,084 shares of common stock.

     The interest rate on the floating rate subordinated notes is adjusted quarterly to 1/4% above the London interbank offered quotations. At
December 31, 1993, the interest rate was 5.25%. The notes are redeemable, at par plus accrued interest, at the option of BB&T, in whole or in part.

     In the third quarter of 1993, BB&T-N.C. put in place a program which will allow it to issue $500,000 of medium-term notes as needed to meet ongoing funding and operational needs. At December 31, 1993, BB&T had outstanding $231,868 of the notes with a weighted average interest rate of 4.76% and maturing in 1996.

     Advances from the Federal Home Loan Bank of Atlanta are collateralized by Treasury securities and real estate loans. The advances have remaining maturities of up to eight years and have fixed interest rates varying from 5.37% to 8.95%. The principal maturities of the advances for the next five years subsequent to December 31, 1993 are $3,000 in 1994, $24,667 in 1995, $13,000 in
1996, $14,500 in 1997, $2,000 in 1998 and $4,000 in 2000.

NOTE 10.  EMPLOYEE BENEFIT PLANS

     The Banks sponsor a noncontributory defined benefit pension plan covering substantially all of their employees. The benefits are based on years of service, age at retirement and the employee's compensation during the last five years of employment. Contributions to the plan are based upon the Frozen Initial Liability actuarial funding method and comply with the funding requirements of the Employee Retirement Income Security Act.

     The following table sets forth the funded status of the pension plan and amounts recognized in BB&T's consolidated financial statements at December 31, 1993, 1992 and 1991:

                                                    1993      1992
- - ---------------------------------------------------------------------
ACTUARIAL PRESENT VALUE OF THE BENEFIT OBLIGATION
Accumulated benefit obligation:
  Vested benefits                                 $ 39,320    30,923
  Nonvested benefits                                 2,128     1,675
- - ----------------------------------------------------------------------
                                                  $ 41,448    32,598
                                                 =====================
Projected benefit obligation for services
  rendered to date                                $(69,141)  (53,813)
Plan assets at fair value, primarily listed
  stocks and U.S. Government securities             55,499    50,662
- - ----------------------------------------------------------------------
Excess (deficit) of plan assets over the
  projected benefit obligation                     (13,642)   (3,151)
Unrecognized net loss from past experience
  different from that assumed and effects of
  changes in assumption                             13,098     4,796
Unrecognized prior service cost                      3,727     3,438
Unrecognized net asset being amortized over
  17.6 years                                        (7,209)   (7,914)
- - ----------------------------------------------------------------------
Accrued pension cost included in other
  liabilities                                     $ (4,026)   (2,831)
                                                 =====================


COMPONENTS OF NET PERIODIC PENSION EXPENSE         1993      1992     1991
- - ------------------------------------------------------------------------------
Service cost--benefits earned during the         $  3,749     3,471    2,919
  period
Interest cost on projected benefit obligation       4,282     3,789    2,830
Actual return on plan assets                       (4,435)   (4,219)  (7,185)
Net amortization and deferral                        (587)     (347)   3,591
- - ------------------------------------------------------------------------------
Net periodic pension expense included in
  employee benefits                              $  3,009     2,694    2,155
                                                ==============================

     Plan assets included 100,000 shares of BB&T's common stock at December 31, 1993, 1992 and 1991. The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7% and 5.5%, respectively for 1993 and 8% and 6%, respectively for 1992 and 1991. The expected long-term rate of return on pension plan assets was 9% for each of the years reported.

     Effective January 1, 1993, BB&T adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106"), which requires the accrual of nonpension benefits over the employees' active service period, defined as the date of employment up to the date of the employees' eligibility for such benefits. Prior to 1993, BB&T provided health care benefits to retirees and expensed those costs as incurred. Retiree health care costs totalling approximately $430 were paid during 1992. Effective January 1, 1993, BB&T revised the retiree health care plan to provide a flexible benefit amount which retirees can use to purchase health care and life insurance benefits. BB&T has elected to amortize the accumulated postretirement benefit

  PAGE

obligation of approximately $11,744 over a period of 21 years as a component of the postretirement benefit cost. The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7%. The assumed initial rate of increase in medical costs was 15%, declining to 6%, with a general inflation rate of 4%. A 1% increase in assumed health cost would have no effect on the service and interest cost, but would increase the accumulated postretirement benefit obligation by 3%. Prior to its affiliation with BB&T, L.S.B. did not provide postretirement benefits other than pension benefits to its employees. It is anticipated that the cost of providing health care and life insurance benefits to employees of L.S.B. will have no material effects on either the financial position or future results of operations of BB&T.

     The following table sets forth the components of the retiree benefit plan and the amount recognized in BB&T's consolidated financial statements at December 31, 1993.

                                                     1993
- - -------------------------------------------------------------
NET PERIODIC POSTRETIREMENT BENEFIT COST
Service cost                                       $    191
Interest cost                                           915
Amortization of transition obligation                   559
- - -------------------------------------------------------------
    Total Expense                                  $  1,665
                                                 ============

RECONCILIATION OF FUNDED STATUS
Accumulated postretirement benefit obligation:
  Retirees and beneficiaries eligible for
    benefits                                       $  7,080
  Active employees fully eligible for  benefits       4,491
  Active employees, not fully eligible for
    benefits                                          2,323

- - -------------------------------------------------------------
      Total                                          13,894
- - -------------------------------------------------------------
Funded status                                      $(13,894)
Unrecognized transition obligation                   11,185
Unrecognized net loss                                 1,478
- - -------------------------------------------------------------
Balance sheet (liability)                          $ (1,231)
                                                 ============

     The Savings and Thrift Plan permits eligible employees to make contributions up to 16% of base compensation, with the Banks' matching contributions up to four percent of the employee's base compensation.

     Amounts expensed for employee benefit plans were as follows:

                                         1993   1992   1991
- - -------------------------------------------------------------
Pension                                 $3,009  2,694  2,155
Retiree benefits other than pensions     1,665    430    350
Savings and thrift                       2,791  2,288  1,876
- - -------------------------------------------------------------
                                        $7,465  5,412  4,381
                                      =======================

     PAGE

NOTE 11.  INCOME TAXES

     Effective January 1, 1993, BB&T adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). BB&T applied the provisions of SFAS 109 prospectively and did not restate previously reported results of operations. For years prior to 1993, BB&T used the deferral method of accounting for income taxes. The cumulative effect of the change in the method of accounting for income taxes was immaterial to both the financial position and results of operations for BB&T.

  The components of income tax expense (benefit), were as follows:

                                            1993      1992     1991
- - ----------------------------------------------------------------------
Currently payable:
  Federal                                 $51,962    39,965   28,344
  State                                     5,238     4,023    3,420
- - ----------------------------------------------------------------------
                                           57,200    43,988   31,764
- - ----------------------------------------------------------------------
Deferred:
  Federal                                  (5,250)   (1,980)  (4,404)
  State                                    (1,268)     (155)    (890)
- - ----------------------------------------------------------------------
                                           (6,518)   (2,135)  (5,294)
- - ----------------------------------------------------------------------
                                          $50,682    41,853   26,470
                                        ==============================


    The sources of timing differences resulting in deferred income taxes and the tax effect of each were as follows:

                                                      1992     1991
- - ----------------------------------------------------------------------
Provision for loan losses                           $(2,788)  (4,951)
Federal Home Loan Bank dividends                     (1,034)      51
Accrual of deferred income taxes on
  taxable bad debt reserves                           3,800       --

Other                                                (2,113)    (394)
- - ----------------------------------------------------------------------
                                                    $(2,135)  (5,294)
                                                  ====================

     Total income tax expense was less than the amount computed by applying the federal income tax rate of 35% in 1993 and 34% in 1992 and 1991 to income before income taxes. The reasons for the difference were as follows:

                                               1993     1992     1991
- - ------------------------------------------------------------------------
Tax expense at statutory rate                $54,397   42,321   32,234
Increase (decrease) resulting from:
  State income taxes, net of federal tax
    benefit                                    2,584    2,549    1,678
  Tax-exempt interest income, net of
    disallowed interest expense               (4,455)  (5,617)  (7,426)

  Other items, net                            (1,844)   2,600      (16)
- - ------------------------------------------------------------------------
  Income taxes                               $50,682   41,853   26,470
                                           =============================

PAGE

     The tax effects of cumulative temporary differences that resulted in a net deferred tax asset of $18,993 at December 31, 1993 are presented below:

- - ------------------------------------------------------
Deferred tax assets:
  Bad debt provision                       $  15,957
  Pension expense                              1,877
  Deferred directors' compensation             1,784
  Net deferred loan fees                       1,583
  Other                                        4,857
- - ------------------------------------------------------
    Total gross deferred assets               26,058
- - ------------------------------------------------------
Deferred tax liabilities:
  Depreciation                                (2,278)
  Federal Home Loan Bank dividends            (1,043)
  Other                                       (3,744)
- - ------------------------------------------------------
    Total gross deferred liabilities          (7,065)
- - ------------------------------------------------------
    Net deferred tax asset                 $  18,993
======================================================


     A valuation allowance is not considered necessary because of prior year's taxable income available for carryback and the probability of future taxable earnings.

     PAGE

NOTE 12.  COMMON STOCK

     Pursuant to provisions of the Long Term Incentive Plan, options to purchase up to 1,000,000 shares of BB&T's common stock may be granted to key personnel. The current plan is a successor to the plans of 1983 and 1988. As of December 31, 1993, 483,791 shares have been issued for options granted and exercised under the plans. In August 1991, BB&T adopted the Special Purpose Option and Restricted Stock Plan. Pursuant to the provisions of the plan, up to 1,000,000 shares of BB&T's common stock may be granted to selected employees and directors of thrifts acquired through purchase conversions. As of December 31, 1993, 38,518 shares have been issued for options granted and exercised under this Plan. Under all option plans, the option price is the fair market value of the stock at the date of grant. Options normally vest over a five-year period, beginning one year from the date granted. All options expire not more than 10 years from the date of the grant, if not previously exercised.

     Activity in the stock option plans for the past three years was as follows:


                                         Shares Under Option
- - ---------------------------------------------------------------------------------
                              1993 Range of             Year Ended
                             Exercise Prices           December 31,
- - ---------------------------------------------------------------------------------
                               High    Low       1993        1992        1991
- - ---------------------------------------------------------------------------------
Outstanding at
  beginning of year           $26.88  13.75   1,331,112   1,166,062     815,308
Add (deduct):
  Granted                      34.63  30.63     329,639     265,290     507,257
  Options of acquired
   companies                   16.30   8.53      52,949          --          --
  Cancelled or
   expired                     33.25  17.00     (14,842)     (7,905)    (69,531)
Exercised                      26.88   8.53    (112,621)    (92,335)    (86,972)
- - ---------------------------------------------------------------------------------
Outstanding at end of
  year                         34.63   8.53   1,586,237   1,331,112   1,166,062
                                            =====================================

Average price per
  share:
  Exercised during
    year                                         $15.94       17.12       17.49
  Outstanding at end
   of year                                        22.41       19.77       17.43
                                            =====================================
Options exercisable                             676,844     423,953     247,883
                                            ======================================

     The Special Purpose Option and Restricted Stock Plan also provides for shares of BB&T's common stock to be awarded to selected employees and directors of thrifts acquired through purchase conversions. The awarded shares are subject to the terms, conditions and restrictions of the Plan, which prohibit the sale or assignment of the shares during the restricted period. In the event, the Grantee's employment with BB&T terminates, other than by death, disability or retirement, prior to the lapse of the restriction period, such awarded shares shall be forfeited by the Grantee. During 1991 through 1993, 173,938 shares of BB&T's common stock were awarded to employees of acquired companies.

     BB&T also has a Non-Employee Directors Stock Option Plan. Pursuant to the provisions of the Plan, Directors of BB&T Financial Corporation may elect to receive stock options in lieu of cash for annual retainers. Options to purchase up to 250,000 shares of BB&T's common stock may be granted under this Plan. Six months after each election date, options are granted at an exercise price of 75% of the fair market value of a share on

  PAGE

the date of grant. An option may be exercised six months from the date of grant. Each option share expires ten years from its date of grant. At December 31, 1993, options have been granted for 32,211 shares under this Plan and 217,789 shares were reserved for future use.

     BB&T has reserved shares of its common stock for issuance under the Dividend Reinvestment and Shareholder Savings Service. As of December 31, 1993, 11,836 shares of BB&T's common stock were reserved and unissued under the Plan. During the years 1993, 1992 and 1991, respectively, 263,090, 250,866 and 238,885 shares were issued through the dividend reinvestment program.

     BB&T has reserved shares of its common stock to be issued under the Savings and Thrift Plan. During the years 1993, 1992 and 1991, respectively, 375,583, 303,088 and 232,306 shares were issued under this Plan. As of December 31, 1993, 183,760 shares of BB&T's common stock were reserved and unissued for use under the Savings and Thrift Plan.

     In August, 1991, BB&T established an Employee Stock Ownership Plan (ESOP). The ESOP borrowed $3,041 in 1991, $664 in 1992 and $2,314 in 1993 from BB&T to purchase 150,613, 26,000 and 79,285 shares, respectively of BB&T common stock for the benefit of employees of acquired thrifts. The loans were guaranteed by BB&T-N.C. Eligible employees of the thrifts acquired through purchase conversions, are allocated shares based upon years of service and level of compensation. Shares vest equally over a period of five years. Participants have full voting rights and dividends on shares held in the ESOP are paid directly to participants.


NOTE 13.  REGULATORY RESTRICTIONS

     Subject to restrictions imposed by state laws and federal regulations, the Boards of Directors of the subsidiary Banks and savings Banks may declare dividends from their retained earnings up to $422,057 at December 31, 1993.
The subsidiaries are prohibited by law from paying dividends from their capital stock and paid-in capital accounts which totalled $449,324 at December 31, 1993, and are required by regulatory authorities to maintain minimum capital levels.

     The subsidiary Banks and savings Banks are required to maintain reserve balances with the Federal Reserve Bank. The amounts of these reserve balances at December 31, 1993 were $106,090.

NOTE 14.  COMMITMENTS AND CONTINGENCIES

     The Banks have entered into leases for bank premises and equipment which are accounted for as operating leases. Leases for equipment generally have 1 to 5 year terms. Leases for real property vary in terms from 3 to 25 years with additional options for renewal of the leases generally from 5 to 20 years. Real estate taxes, insurance and maintenance expenses are obligations of the Banks. The Banks expect to renew leases or replace leases as they expire with leases on other property.

     A summary of rent expense charged to operations follows:

                                               Leases
                                         -------------------        Less
                                                       Bank       Operating    Net Rent
                                        Equipment    Premises     Subleases    Expense
- - ---------------------------------------------------------------------------------------
1993                                      $4,739      10,341        1,073      14,007
1992                                       4,093       9,302        1,046      12,349
1991                                       4,519       8,766          387      12,898

PAGE

A summary of noncancellable lease commitments for equipment and banking facilities follows:

                                                                       Net Lease
                                                 Leases    Subleases   Commitment
- - -----------------------------------------------------------------------------------
1994                                                $11,044       314       10,730
1995                                                 10,301       260       10,041
1996                                                  8,970       173        8,797
1997                                                  8,583       107        8,476
1998                                                  7,762       100        7,662
Thereafter                                           49,771       242       49,529
- - -----------------------------------------------------------------------------------
                                                    $96,431     1,196       95,235
                                            =======================================

     In the normal course of business, commitments are outstanding that are not reflected in the financial statements. A summary of these commitments at December 31, 1993 and 1992 follows:

                                                                 1993         1992
- - ----------------------------------------------------------------------------------------
Commitments to extend credit:
  Credit card and other consumer lines                         $  520,565     488,456
  Commercial and industrial                                     1,362,183     959,057
Standby letters of credit                                         119,677     109,230
Commercial and similar letters of credit                           10,891       8,451
Securities lent                                                     8,335       8,059
Interest rate contracts:
  Forward commitments to sell loans                               185,000         --
  Swaps                                                         1,410,000   1,025,000

     BB&T's exposure to credit loss is represented by the contractual amount of the commitments to extend credit, standby letters of credit and commercial letters of credit. The notional amounts of interest rate swap and option agreements express only the extent of involvement of BB&T and, amounts subject to risk (cash flows from gains at settlement) are significantly smaller than the notional or contractual values.

     BB&T makes contractual commitments to extend credit so long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. In making the commitments, BB&T applies the same credit standards used in the lending process, and periodically reassesses the customers' creditworthiness through ongoing credit reviews. The majority of the outstanding lines of credit have stated interest rates that are directly related to the prime rate of interest.

     BB&T provides standby letters of credit and guarantees, which are issued on behalf of customers in connection with contracts between the customers and third parties. The majority of the standby letters of credit consist of performance assurances made on behalf of customers who have a contractual commitment to produce or deliver goods or services. The business ventures for which these credits are employed vary widely and frequently require long periods of time for completion. BB&T applies the same credit standards used in the lending process, and, once issued, the commitment is irrevocable and remains valid until its expiration. Credit risk arises from the obligation of BB&T to make payment in the event of the customers' contractual default.

     BB&T issues commercial letters of credit to facilitate foreign and domestic trade transactions. The instruments are short-term commitments to pay a third party beneficiary under certain contractual conditions for the

PAGE

shipment of goods. The contracts are subject to the same credit standards used in the lending process and are generally collateralized by the merchandise being shipped.

     BB&T extends credit to customers through its subsidiary Banks in North and South Carolina. A vast majority of loans are to businesses with operations headquartered in the two Carolinas, although a limited number of loans have been made to businesses which are domiciled in other states but have operations in the Carolinas. The loan portfolios are well diversified within industry segments and secured loans are well collateralized.

     BB&T utilizes interest rate contracts, primarily swaps and collars, in the management of the interest rate sensitivity of BB&T's net interest income. Interest rate contracts generally have terms of one year or longer. The risks associated with such contracts are exposure to movements in interest rates and the ability of counterparties to meet the terms of the contracts. Credit risk exposure is managed through BB&T's standard credit approval and review process.

     Various legal proceedings against BB&T and its subsidiaries have arisen from time to time in the normal course of business. Management believes liabilities arising from these proceedings, if any, will have no material adverse effect on the financial position of BB&T or its subsidiaries.

NOTE 15.  PARENT COMPANY FINANCIAL INFORMATION

     BB&T's (parent company only) condensed balance sheets as of December 31, 1993 and 1992, and the related condensed statements of income and cash flows for each of the years in the three-year period ended December 31, 1993, were as follows:

                  CONDENSED BALANCE SHEETS
- - -----------------------------------------------------------------------
                                                       December 31,
                                                     1993       1992
- - -----------------------------------------------------------------------
Assets
  Cash and interest-bearing deposits               $  136,753  128,922
  8 3/4% subordinated capital note receivable            --     33,128
    from BB&T-N.C.
  11% note receivable from BB&T-N.C.                   30,000   30,000
  Investment in bank and savings bank
    subsidiaries at underlying book value             870,205  654,311
  Other assets                                          8,810    8,262
- - -----------------------------------------------------------------------
      Total assets                                 $1,045,768  854,623
                                                 ======================

Liabilities and Shareholders' Equity
  Master notes                                     $  133,115  110,605
  Advance from bank subsidiary                         58,250     --
  Long-term debt                                       54,000   88,025
  Other liabilities                                     3,419    1,963
  Shareholders' equity                                796,984  654,030
- - -----------------------------------------------------------------------
      Total liabilities and shareholders equity    $1,045,768  854,623
                                                 ======================

PAGE


- - --------------------------------------------------------------------

                    CONDENSED STATEMENTS OF INCOME
- - ------------------------------------------------------------------------
                                            Year Ended December 31,
                                              1993      1992    1991
- - ------------------------------------------------------------------------
Income
  Dividends from bank subsidiaries          $ 34,856   26,732   26,145
  Interest and other income from bank
    and savings bank subsidiaries             10,265   14,047   17,786

  Other                                           50     (415)       2
- - ------------------------------------------------------------------------
      Total income                            45,171   40,364   43,933
- - ------------------------------------------------------------------------

Expenses
  Interest on master notes                     4,174    5,144    8,791
  Interest on long-term debt                   3,742    6,123    7,229
  Other                                        3,731    2,642    2,429
- - ------------------------------------------------------------------------
      Total expenses                          11,647   13,909   18,449
- - ------------------------------------------------------------------------
Income before income taxes and equity in
  undistributed income of bank and savings
  bank subsidiaries                           33,524   26,455   25,484
Income tax(credit) on parent company only
  income                                        (523)    (285)    (439)
- - ------------------------------------------------------------------------
Income before equity in undistributed
  income of bank and savings bank
  subsidiaries                                34,047   26,740   25,923
Equity in undistributed income of bank
  and savings bank subsidiaries               70,965   55,881   42,412

- - ------------------------------------------------------------------------
Net income                                  $105,012   82,621   68,335
                                          ==============================

PAGE


                      CONDENSED STATEMENTS OF CASH FLOWS
- - ---------------------------------------------------------------------------
                                               Year Ended December 31,
                                              1993      1992       1991
- - ---------------------------------------------------------------------------
Cash Flows from Operating Activities:
Income from bank and savings bank
  subsidiaries:
  Interest                                  $  8,360    11,550     16,219
  Dividends                                   34,856    26,732     26,145
  Management fees                              2,004     2,004      2,004
Interest paid                                 (7,749)  (11,062)   (15,866)
Other expense                                 (3,473)   (1,385)    (1,943)
- - ---------------------------------------------------------------------------
    Net cash provided by operating
     activities                               33,998    27,839     26,559
- - ---------------------------------------------------------------------------
Cash Flows from Investing Activities:
Sales of securities                              230     1,174      3,004
Purchase of securities                        (1,961)     (900)    (1,307)
Investments in joint ventures and
  partnerships                                   134       167       (542)
Cash payment for purchased companies         (58,250)     --      (13,422)
Cash payment for stock acquired through
  purchase conversions                       (28,818)   (9,690)   (41,864)
Capital investment in bank subsidiary            --     (2,900)   (12,000)
Other                                         (3,513)   (1,113)    (3,416)
- - ---------------------------------------------------------------------------
    Net cash used in investing
      activities                             (92,178)  (13,262)   (69,547)
- - ---------------------------------------------------------------------------
Cash Flows from Financing Activities:
Net increase (decrease) in short-term
  borrowed funds                              22,510   (18,962)    (5,737)
Advances from bank subsidiary                 58,250      --         --
Proceeds from issuance of common stock        49,239    25,849     61,308
Proceeds from long-term debt                   4,000     2,000       --
Repayment of long-term debt                   (4,000)     --         --
Redemption of common stock                   (30,270)   (6,767)      (830)
Dividends paid                               (35,269)  (26,710)   (22,868)
Other                                          1,551     1,441     (3,002)
- - ---------------------------------------------------------------------------
    Net cash provided (used) by
      financing activities                    66,011   (23,149)    28,871
- - ---------------------------------------------------------------------------
Net increase (decrease) in cash and cash
  equivalents                                  7,831    (8,572)   (14,117)

Cash and cash equivalents on January 1       128,922   137,494    151,611
- - ---------------------------------------------------------------------------
Cash and cash equivalents on December 31    $136,753   128,922    137,494
                                         ==================================

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Common stock issued:
  Employee benefit plans                    $  2,263     2,260         --
  Conversion of debentures                    33,311       346         31
  Purchased company                           22,298        --     12,606
  Employee stock ownership plan                2,314       664      2,841
Loan to employee stock ownership plan         (2,314)     (664)    (2,841)
                                         ==================================

     PAGE

16.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement Number 107 of the Financial Accounting Standard Board requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. The fair value estimates are made at a discreet point and time based on relevant market information and information about the financial instruments. Because no market exists for a significant portion of BB&T's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and such other factors. These estimates are subjective in nature and involve uncertainties in matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     The estimated fair values of BB&T's financial instruments follow, together with descriptions of methods and assumptions used to estimate the fair value of each class of financial instrument for which it is practical to estimate such value.

     The carrying amount of cash and short-term investments is a reasonable estimate of fair value. The fair values of such instruments at December 31, 1993, and 1992 were $470,532 and $399,752, respectively.

     For investment securities and securities available for sale, fair values are based on quoted market prices or dealer quotes. At December 31, 1993 and 1992 the fair values of investment securities were $1,722,284 and $1,583,899, respectively, and the fair values of investments available for sale were $737,611 and $464,482, respectively.

     For floating rate loans, credit card receivables, home equity lines and other consumer lines of credit, the carrying amount less an estimate of credit losses inherent in the portfolio is a reasonable estimate of fair value. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans of similar maturities would be made to borrowers with similar credit ratings, reduced by an estimate of credit losses inherent in the portfolio. Fair value does not include the value of customer relationships or unused consumer lines of credits. The estimated fair values of loans at December 31, 1993 and 1992 were $6,764,562 and $5,309,663, respectively.

     For demand deposits, savings accounts and certain money market deposits payable on demand the carrying amounts are the fair values. The fair values of fixed-maturity certificates of deposit and individual retirement accounts are estimated using the rates currently offered for deposits of similar remaining maturities. For variable rate individual retirement accounts, the carrying amount is a reasonable estimate of fair value. The fair values of deposit liabilities at December 31, 1993 and 1992 are estimated to be $7,590,584 and $6,424,496, respectively.

     The carrying amount of short-term borrowed funds, including federal funds purchased, securities sold under agreements to repurchase and master notes, is a reasonable estimate of fair value. The fair values of short-term borrowed funds at December 31, 1993 and 1992 were $1,046,789 and $642,811, respectively.

     Long-term debt included convertible subordinated debentures, floating rate subordinated notes, advances from the Federal Home Loan Bank and medium-term bank notes. The convertible subordinated debentures were callable at 102.65 at December 31, 1992, which was considered a reasonable estimate of fair value. The convertible subordinated debentures were redeemed in 1993. The floating rate subordinated notes reprice quarterly and the carrying amount is a reasonable estimate of fair value. The fair

  PAGE

values of the advances from the Federal Home Loan Bank are based on the discounted value of contractual cash flows, using the rates currently offered for borrowings of similar remaining maturities. The fair values of the medium-term bank notes are based on the market price of the notes on December 31, 1993. The fair values of long-term debt at December 31, 1993 and 1992 were $353,472 and $124,902, respectively.

     The fair value of interest rate contracts (used for hedging purposes) is the estimated amount that BB&T would receive or pay to terminate the contract agreements at the reported date, taking into account current interest rates and the current credit-worthiness of the contract counterparties. The fair values of interest rate contract agreements at December 31, 1993 and 1992 are estimated to be $16,383 and $20,263, respectively.

     The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair values of letters of credit at December 31, 1993 and 1992 are estimated to be $1,919 and $1,710, respectively.

NOTE 17.  SUBSEQUENT EVENTS (Unaudited)

     At June 24, 1994, BB&T entered into an agreement to merge with Commerce Bank of Virginia Beach, Virginia. The merger of Commerce will be accounted for as a pooling-of-interests and approximately 4,000,000 shares of BB&T common stock will be issued for all of the outstanding stock of Commerce. At the end of June, Commerce had total assets of approximately $692 million and shareholders' equity of approximately $47 million.

     On July 29, 1994, BB&T and Southern National Corporation (SNC) of Winston-Salem, North Carolina entered a definitive agreement of merger providing for the merger of the two companies. The merger will be accounted for as a pooling-of-interests. To effect the merger, BB&T shareholders will receive 1.45 shares of common stock of the surviving company for each outstanding share of BB&T common stock and SNC shareholders will receive 1.00 shares for each outstanding share of SNC common stock. At June 30, SNC had total assets of approximately $8.2 billion and total shareholders' equity of approximately $594 million.

  PAGE

                          INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS AND SHAREHOLDERS
BB&T FINANCIAL CORPORATION

     We have audited the accompanying consolidated balance sheets of BB&T Financial Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements have been restated to give retroactive effect to the merger of BB&T Financial Corporation and L.S.B. Bancshares, Inc. ("LSB") on June 30, 1994, which has been accounted for as a pooling-of-interests as described in Note 2 to the consolidated financial statements. We did not audit the financial statements of LSB for the years ended December 31, 1993, 1992 and 1991, which statements reflect total assets constituting 7.1 percent and 8.2 percent as of December 31, 1993 and 1992, respectively, and total interest income constituting 7.7 percent,
8.1 percent, and 8.0 percent for the years ended December 31, 1993, 1992 and 1991, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for LSB is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BB&T Financial Corporation and subsidiaries at December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.



KPMG Peat Marwick LLP
Raleigh, North Carolina


January 19, 1994, except as to
Note 2 which is as of
June 30, 1994